SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:   April 26, 2011
 (Date of earliest event reported)

DIRECT INSITE CORP.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	0-20660	11-2895590
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

13450 West Sunrise Boulevard, Suite 510, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (631) 873-2900

____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

1. On April 26, 2011 the Board of Directors approved an amendment to the Employment Agreement with James A. Cannavino dated as of January 1, 2011.  The material change to the prior agreement was with respect to certain termination rights by the Company and Mr. Cannavino. More specifically, the Company’s right to terminate for cause has been eliminated and Mr. Cannavino’s right to terminate has been expanded.

2. On April 26, 2011, the Company entered into an Employment Agreement with Arnold Leap, its Executive Vice President of Sales and Marketing and Chief Technology Officer, for a two-year term commencing as of January 1, 2011 and ending on December 31, 2012 (the “Agreement”).  The Agreement provides for annual compensation of $80,000 for his position as Chief Technology Officer and $120,000 as Executive Vice President of Sales and Marketing, for a total of $200,000 as base salary (“Base Salary”), and shall be subject to such increases as the Company may determine, taking into consideration, among other things, the Company’s and Mr. Leap’s performance during the preceding year.  Mr. Leap shall be eligible to receive an annual incentive bonus (“Annual Bonus”) for his position as Chief Technology Officer, with a target bonus equal to 20% of the apportioned Base Salary of $80,000.  80% of the Annual Bonus shall be based on the Company’s attainment of revenue growth and cash flow from operations as set forth in its annual commitment plan approved by the Board of Directors that will include a threshold opportunity of 50% of attainment and a maximum payout of 150% of attainment.  20% of the Annual Bonus will be based on individual objectives as determined by the Compensation Committee of the Board.  The Agreement further provides for reimbursement of certain expenses, and certain severance benefits in the event of termination prior to the expiration date of the Agreement.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.1             Amended Employment Agreement dated as of January 1, 2011 between Direct Insite Corp. and James A. Cannavino.

10.2              Employment Agreement dated as of January 1, 2011 between Direct Insite Corp. and Arnold Leap.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRECT INSITE CORP.

By:   /s/ Michael Beecher
                                                                                                         Michael Beecher
                                                                                                         Chief Financial Officer
Dated:   April 29, 2011